EXHIBIT 99.1

Winland Reports Q4 and Full-Year 2011 Financial Results

Mankato, Minn. / March 29, 2012 - Winland Electronics, Inc. (NYSE Amex: WEX) today  reported sales of Proprietary Environmental Monitoring products of $771,000 for the fourth quarter ended December 31, 2011, down $97,000, or 11.2 percent, from the $868,000 that the company reported in the comparable period in 2010.  Net loss from the quarter totaled $94,000, or $0.03 per share, versus a loss of $1,900,000, or $0.50 per share, in the fourth quarter of 2010.

Fourth quarter operating expenses totaled $510,000, down 51 percent versus the fourth quarter of 2010.  The decrease was primarily attributable to the net effect of severance packages paid in the fourth quarter of 2010 to the company’s previous chief executive officer and chief financial officer along with decreased professional fees.

“In 2011, we made significant progress in redefining Winland Electronics,” said Brian Lawrence, Winland’s Chief Financial Officer and Senior Vice President. “We were successful in selling our EMS assets to Nortech Systems Inc., receiving $1.0 million during 2011.  The sale eliminated the recent historical under-utilization of our manufacturing facility and provided a small gain for the year.  Additionally, Nortech consumed $2.9 million of our remaining EMS inventory, providing significant cash flow during the year allowing us to pay down debt of almost $1.7 million.”

Full Year Results

For the full year, Winland reported a net loss of $740,000, or $0.20 per basic and diluted share, versus a $3,532,000 net loss, or $0.96 per basic and diluted share, for fiscal 2010.  Full-year proprietary product sales totaled $3,444,000, up $127,000, or 4 percent, over 2010.  The company’s higher revenues were driven by a 9.2 percent increase in sales to Winland’s largest distributor.  Winland’s other top ten customers grew 15.6 percent collectively, gains that were offset by declines among other customers, primarily the result of non-recurring projects requiring Winland’s products.

Gross margin in 2011 was 31.0 percent, down from 35.6 percent reported in 2010. Declines in gross margin were expected based on the company’s change upon the sale of its EMS business segment to outsourced manufacturing from a direct internal manufacturing operation.

Operating expenses for the year totaled $2.1 million, down 32.9 percent over 2010.  The decrease in overall operating expenses was driven by substantially lower general and administrative expenses that resulted from decreased salaries and associated severance payments, totaling approximately $786,000, related to the sale of the company’s EMS business, as well as lower professional service fees of $205,000.

During the year, sales and marketing expenses were up approximately $30,000 due to anticipated trade show expenses.  In 2011, the company funded research and development activities resulting in expenses of $237,000, primarily for the development of the company’s EnviroAlert EA800-ip product.

“With the EMS business segment no longer requiring focus, we turned our attention to our proprietary product offerings and invested in our latest product, the EnviroAlert EA800-ip,” Lawrence said. “This product enhancement to our award winning EA800 product line provides for remote monitoring and modification of sensor settings, meeting a critical need for companies who must maintain regulatory compliance.  We anticipate the EA800-ip to favorably impact our results of operations for 2012.”

About Winland Electronics

Winland Electronics, Inc. (www.winland.com) is an industry leader of critical condition monitoring devices. Products including EnviroAlert, WaterBug, TempAlert, Vehicle Alert and more are designed in-house to monitor critical conditions for industries including health/medical, grocery/food service, commercial/industrial, as well as agriculture and residential. Proudly made in the USA, Winland products are compatible with any hard wire or wireless alarm system and are available through distribution worldwide.  Headquartered in Mankato, MN, Winland trades on the NYSE Amex Exchange under the symbol WEX.

CONTACT:	Brian Lawrence	Tony Carideo
	CFO & Senior Vice President	The Carideo Group, Inc.
	(507) 625-7231	(612) 317-2881

Cautionary Statements

Certain statements contained in this press release and other written and oral statements made from time to time by the company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future events. The statements included in this release with respect to the following matters are forward looking statements; that (i) the EnviroAlert EA800-ip meets a critical need for companies who must maintain regulatory compliance; and (ii) the EnviroAlert EA800-ip will positively affect the company’s operating results in 2012.  These statements involves risks and uncertainties, known and unknown, including among other risks that (i) the EnviroAlert EA800-ip meets and will continue to meet the critical need of companies to maintain regulatory compliance; and (ii) the EnviroAlert EA800-ip  will positively affect the company’s operating results going forward.  Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

Winland Electronics, Inc.
Statement of Operations
(In Thousands, Except Share and Per Share Data)

	(Unaudited)		(Audited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
Net sales	$771	$868	$3,444	$3,317
Cost of sales	577	686	2,378	2,135
Gross profit	194	182	1,066	1,182

Operating expenses:
General and administrative	159	806	852	2,143
Sales and marketing	264	234	1,000	970
Research and development	87	-	237	-
	510	1,040	2,089	3,113

Operating loss	(316)	(858)	(1,023)	(1,931)

Other income (expenses):
Interest expense	(9)	(99)	(54)	(175)
Rental revenue	261	-	261	-
Other, net	9	(130)	26	8
	261	(229)	233	(167)

Loss from continuing operations before income taxes	(55)	(1,087)	(790)	(2,098)

Income tax benefit (expense)	-	2	(9)	89
Loss from continuing operations	(55)	(1,085)	(799)	(2,009)
Gain (loss) from discontinued operations, net of tax	(39)	(781)	59	(1,523)

Net loss	$(94)	$(1,866)	$(740)	$(3,532)

Loss per common share data:
Basic and diluted	$(0.03)	$(0.50)	$(0.20)	$(0.96)
Loss from continuing operations per common share data:
Basic and diluted	$(0.02)	$(0.29)	$(0.22)	$(0.55)
Income (loss) from discontinued operations per common share data:
Basic and diluted	$(0.01)	$(0.21)	$0.02	$(0.41)
Weighted-average number of common shares outstanding:
Basic and diluted	3,701,630	3,699,230	3,701,045	3,693,009

Winland Electronics, Inc.
Balance Sheets
As of December 31, 2011 and 2010
(In Thousands)

	December 31,
Assets	2011	2010
Current Assets
Cash and cash equivalents	$1,031	$318
Accounts receivable, less allowance for doubtful
accounts of $7 and $10 as of December 31, 2011 and 2010, respectively	449	547
Refundable income taxes	-	277
Inventories	567	112
Prepaid expenses and other assets	31	87
Current assets of discontinued operations	-	4,649
Total current assets	2,078	5,990

Property and Equipment, at cost
Property and equipment	314	3,750
Less accumulated depreciation and amortization	246	1,447
Net property and equipment	68	2,303
Assets held for sale, net	2,135	-
Deferred rent receivable	261	-
Property and equipment of discontinued operations, net	-	1,151
Total assets	$4,542	$9,444

Liabilities and Stockholders’ Equity
Current Liabilities
Revolving line-of-credit	$-	$1,249
Current maturities of long-term debt	-	448
Accounts payable	421	381
Other short-term tax liabilities	-	68
Accrued liabilities:
Compensation	110	410
Other	30	35
Current liabilities of discontinued operations	-	2,084
Total current liabilities	561	4,675

Long-Term Liabilities
Deferred revenue	106	114
Long-term liabilities of discontinued operations	-	29
Total long-term liabilities	106	143

Total liabilities	667	4,818

Stockholders’ Equity
Common stock, par value $0.01 per share; authorized 20,000,000 shares;
issued and outstanding 3,701,630 and 3,699,230 shares as of December 31, 2011 and 2010	37	37
Additional paid-in capital	5,014	5,025
Accumulated deficit	(1,176)	(436)
Total stockholders’ equity	3,875	4,626
Total liabilities and stockholders’ equity	$4,542	$9,444

Winland Electronics, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2011 and 2010
(In Thousands)

	2011	2010
Cash Flows From Operating Activities
Net loss	$(740)	$(3,532)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	110	775
Non-cash stock based compensation expense (benefit)	(13)	2
Decrease in allowance for doubtful accounts	(3)	(29)
Loss on disposal of equipment	-	173
Decrease in allowance for obsolete inventory held for discontinued
operations	(56)	-
Changes in operating assets and liabilities:
Accounts receivable	(39)	550
Refundable income taxes	277	746
Inventories	(455)	97
Deferred rent receivable	(261)	-
Prepaid expenses and other assets	56	105
Accounts payable	40	1,021
Accrued liabilities, including deferred revenue and other short-term
tax liabilities	(421)	(81)
Net cash used in operating activities	(1,505)	(173)

Cash Flows From Investing Activities
Purchases of property and equipment	(10)	(80)
Sale of inventory from discontinued operations	2,906	-
Cash from sale of EMS business unit, net of transaction costs	1,017	7
Net cash provided by (used in) investing activities	3,913	(73)

Cash Flows From Financing Activities
Net advances (repayments) on revolving line-of-credit agreement	(1,249)	882
Principal payments on long-term borrowings, including capital lease obligations	(448)	(380)
Proceeds from issuance of common stock	2	7
Net cash provided by (used in) financing activities	(1,695)	509

Net increase in cash and cash equivalents	713	263

Cash and cash equivalents
Beginning of year	318	55
End of year	$1,031	$318

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$65	$181
Cash receipts from income taxes	$209	$645